EXHIBIT 16.1

March 16, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Midwest Banc Holdings, Inc.’s statements included under Item 4.01 of its Form 8-K for March 16, 2005, and we agree with such statements concerning our Firm.

McGladrey & Pullen, LLP
Schaumburg, Illinois